UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2010 (November 2, 2010)

Advanta Corp.
(Exact name of registrant as specified in its charter)

Delaware	0-14120	23-1462070
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

625 West Ridge Pike, Conshohocken, PA	19428
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 657-4000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

As previously disclosed, on November 2, 2010, Advanta Corp. (the “Company”), together with certain of its subsidiaries (the “Debtors”), filed the Debtors’ Joint Plan Under Chapter 11 of the United States Bankruptcy Code (the “Plan”) and a Disclosure Statement related to the Plan (the “Disclosure Statement”) with the United States Bankruptcy Court for the District of Delaware (the “Court”), which is presiding over the Debtors’ chapter 11 cases (the “Chapter 11 Cases”). A hearing of the Court is scheduled for December 2010 to consider approval of the Disclosure Statement. If the Disclosure Statement is approved, the Plan will be sent to eligible creditors for voting and, provided that the requisite approvals are obtained, the Debtors will seek confirmation of the Plan from the Court.

The Plan and the Disclosure Statement are furnished herewith as Exhibits 99.1 and 99.2 and are incorporated herein by reference.  The Plan and the Disclosure Statement are also available electronically on www.advantareorg.com. The Company has furnished the Plan and the Disclosure Statement as exhibits hereto because they have been filed with the Court in connection with the Chapter 11 Cases. The Debtors recommend that its stakeholders refer to the limitations and qualifications included in the Plan and the Disclosure Statement, as applicable, with respect to the information contained therein.  In addition, the Company notes that all information contained in the Plan and the Disclosure Statement are subject to change, whether as a result of amendments to the Plan and/or Disclosure Statement, as a result of the actions of third parties, or otherwise. Nothing in this Form 8-K constitutes a solicitation of acceptances or rejections of the Plan. Acceptances or rejections may not be solicited until the Disclosure Statement has been approved by the Court.

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits.

99.1	Debtors’ Joint Plan Under Chapter 11 of the Bankruptcy Code dated November 2, 2010

99.2	Disclosure Statement for Debtors’ Joint Plan Under Chapter 11 of the Bankruptcy Code dated November 2, 2010

Limitation on Incorporation by Reference

In accordance with General Instruction B.2 of Form 8-K, the information in this Form 8-K furnished pursuant to Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Exchange Act or Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. The most significant among these risks and uncertainties are: (i) the ability of the Debtors to prosecute and consummate the Plan, including the risk that the Official Committee of Unsecured Creditors appointed in the Chapter 11 Cases or another third party objects to the Plan or the Disclosure Statement, or files a competing plan under chapter 11 of the United States Bankruptcy Code; (ii) risks associated with third parties seeking and obtaining court approval to convert the Chapter 11 Cases to cases under chapter 7 of the United States Bankruptcy Code; (iii) the ability of the trustees to execute and implement a confirmed plan in a cost-effective and timely manner; (iv) the Bankruptcy Court’s rulings in the Chapter 11 Cases and the outcome of the Chapter 11 Cases in general; (v) the length of time the Debtors will operate under the Chapter 11 Cases; (vi) the increased legal and other professional costs related to the Chapter 11 Cases, litigation and other legal proceedings; and (vii) the Debtors’ ability to maintain contracts with suppliers and service providers and to retain key executives, managers and employees. The cautionary statements provided above are being made pursuant to the provisions of the Private Securities Litigation Reform Act of 1995 (the “Act”) and with the intention of obtaining the benefits of the “safe harbor” provisions of the Act for any such forward-looking statements. Additional risks that may affect the approximate percentage recovery ranges for creditors are detailed in the Disclosure Statement, including Section VI of the Disclosure Statement which sets forth certain factors that should be considered prior to voting on the Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Advanta Corp.
(Registrant)

Date: November 3, 2010	By:	/s/ Jay A. Dubow
Jay A. Dubow, Chief Administrative Officer, Senior Vice President, Secretary and General Counsel